Exhibit 10.15

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

MANUFACTURING SERVICES AGREEMENT

This AGREEMENT is entered into by Paramit Corporation, a California corporation (referred to in this agreement as “Paramit”), and the following party: Outset Medical, Inc. (referred to in this agreement as “Customer”).

Customer represents that it is a:

☒ Corporation	☐ Limited Liability Company	☐ Other:

Formed under the laws of:

☐ California	☒ Delaware	☐ Other:

1. RECITALS AND DEFINITIONS:

(a) From time to time, Paramit will quote a price to Customer for goods or services that Customer wants manufactured or performed. Such quote is not a contractual offer or a contract, and such quote does not obligate Paramit to enter into any contract with Customer. When Customer wishes to engage Paramit to manufacture the goods or perform services based on Paramit’s quote, Customer will issue a written purchase order to Paramit using Customer’s standard purchase order form.

(b) “Particular Purchase Order Terms” means the following terms in Customer’s purchase order, as applicable: the identification of the goods to be manufactured or services to be performed, Customer’s Specifications or scope of work, the price per item of such goods or compensation, the quantity of goods that Paramit is to manufacture or deliverables that Paramit is to provide, the date or dates of shipment or timelines, and the “ship to” address. In the case of a purchase order that includes NREs, the term “Particular Purchase Order Terms” will include the following terms in the Customer’s purchase order: the identification of the NREs, completion dates for the NRE services or deliverables and the charge for the NREs.

(c) The issuance of a purchase order by Customer is an offer to enter into a contract between Customer and Paramit for the manufacture and sale of goods or performance of services on the terms of this agreement and the Particular Purchase Order Terms. Paramit may accept Customer’s purchase order only by: a written notice of acceptance signed by the program manager assigned to Customer by Paramit within [***] days of its receipt of such purchase order. If Paramit accepts Customer’s purchase order, the contract between Customer and Paramit for the manufacture of goods consists of the terms of this agreement as supplemented by the Particular Purchase Order Terms contained in that purchase order. Agreed pricing is deemed to be fixed and determined as of the date of the purchase order. Any adjustments to pricing due to engineering changes and or material costs will be amortized over future shipments of product provided Customer issues updated purchase orders in a timely manner to eliminate further price delta. No retro-active adjustments will be made to Products already shipped and invoiced. The terms and conditions of Customer’s purchase order other than the Particular Purchase Order Terms are not part of any contract between Paramit and Customer. The price or compensation and associated charges set forth in a purchase order that matches corresponding Paramit quote will be deemed to be full compensation for the products or services and any associated NREs set forth therein, including without limitation all time, manufacturing equipment, personnel, facilities and overhead charges for the specific quantity and revision of the products or services stated on Paramit quote. The foregoing statement does not apply, if Customer issues Purchase Order for a different quantity, not matching Paramit quote or changes resulting from engineering changes.

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MANUFACTURING SERVICES AGREEMENT

(d) If more than one product is to be manufactured by Paramit for Customer, there is a separate contract (and applicable purchase order) between Paramit and Customer for each such product. The terms of each contract consist of the terms of this agreement as supplemented by the Particular Purchase Order Terms for that product set forth in the applicable purchase order accepted by Paramit. For example, if Customer issues a purchase order for product A and another one for product B and Paramit accepts each purchase order, there are two separate contracts: one for product A on the terms of this agreement as supplemented by the Particular Purchase Order Terms set forth in a purchase order accepted by Paramit for product A, and one for product B on the terms of this agreement as supplemented by the Particular Purchase Order Terms set forth in a purchase order accepted by Paramit for product B. If Customer issues a revised purchase order for a product, or if Customer issues a purchase order for NRE’s associated with a product, and Paramit accepts the purchase order, that purchase order is an amendment to the contract for that product to the extent of the Particular Purchase Order Terms contained in that purchase order.

(e) The term “products” means the goods identified in a purchase order from Customer that has been accepted by Paramit.

(f) The term “Customer’s Specifications” means Customer’s specifications that are in effect at the time of Paramit’s commencement of manufacture of a product and that have been accepted by Paramit, and if Customer provides specifications to Paramit for packaging the product and Paramit agrees to provide packaging in accordance with such specifications, “Customer’s Specifications” includes such packaging specifications, in each case in accordance with applicable laws and regulations.

(g) The term “inventory” refers to work in process (if any) and to finished goods (if any) but not to materials.

(h) The term “Manufacturing Process” means with respect to a product, the process for the manufacture, assembly, and testing of such product. For clarity, the Manufacturing Process will include the Quality Assurance System for such product.

(i) The term “materials” refers to the raw materials, sub-components, components, and parts listed on Customer’s bill of materials. By way of example, materials include resistors, capacitors, coils, integrated circuits, BGA’s, FPGA’s, power supplies, printed circuit boards, sheet metal, plastics, cases, fasteners, labels, cabling, connectors, grommets, and Customer-specified packaging.

(j) The term “NREs” means non-recurring expenses solely related to a product or service to be supplied or performed hereunder, and includes tooling, stencils, test fixtures, and test programs.

(k) The term “services” means the activities to be performed as identified in a purchase order from Customer that has been accepted by Paramit.

(I) As used in this agreement, the word “include” and its variants are used to illustrate and not to limit. Thus, the word “including” means “including (but not limited to).”

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MANUFACTURING SERVICES AGREEMENT

2. BASIC AGREEMENT.

(a) Paramit agrees to manufacture, assemble, test (if provided by Customer) and sell, or perform, and Customer agrees to buy and or pay for, the products or services, as applicable, on the terms set forth in this agreement and the Particular Purchase Order Terms for such products or services. Paramit understands that time is of the essence with respect to Paramit’s performance of its obligations hereunder and accordingly, Paramit will use commercially reasonable efforts to diligently monitor its performance against its obligations hereunder.

(b) Subject to the limitations set forth in this agreement, Paramit warrants to Customer that: (i) products will be manufactured in accordance with Customer’s Specifications; (ii) products will be manufactured in accordance with IPC-A-610, Acceptability of Electronic Assemblies, Class 3 standards in effect at the time of manufacture unless otherwise specified in Customer’s Specifications; (iii) services will be performed in accordance with Customer’s Specifications; and (iv) services will be performed in a professional and workmanlike manner, with due care and in accordance with standards and best practices prevailing in the industry.

(c) This agreement does not obligate Customer to issue any purchase orders to Paramit. Paramit is not required to accept any purchase order from Customer. This agreement applies only to the extent Customer issues purchase orders that Paramit accepts.

(d) Paramit may not subcontract all or any part of the manufacture, assembly, testing of the products or performance of the services to any of its affiliates or third parties, excluding buy items which are not considered sub-contracting.

(e) Quarterly Business Review. During the term of this Agreement, at least once per calendar quarter, at least one representative of Paramit and Customer will meet either in person [or by telephone or video conference] to review the current status of work being performed under this Agreement, such review to include but not necessarily limited to: (1)the status of all open purchase orders; (2) shipments; (3) inventory levels, including material; (4) stock; (5) work in progress (WIP); (5) reserves; (6) Paramit quality metrics; (7) key performance indicators (KPIs) (typical to Outset KPIs) that are communicated to Paramit; (8) material review board (MRB) issues; (9) customer service issues; and (10) any other issues or topics to be raised by a party (11) cost savings. The quarterly business review meetings are meant to serve as a forum for communication by the parties, and to identify and resolve any issues. The representatives at the quarterly review meetings do not have the authority to amend or modify this Agreement, except as provided in this Agreement.

(f) Software License. Subject to the terms and conditions of this agreement, Customer hereby grants Paramit, during the term of this agreement, a limited, non-exclusive, non-sublicensable, non-transferable license to use any software within the Customer Property provided by Customer (“Software”) solely in fulfilling Paramit’s obligations hereunder. Except as expressly provided under this section, Paramit will have no right to and will not allow others to: (i) copy the Software or to reverse engineer, disassemble, decompile or otherwise attempt to derive, discover or reconstruct any source code, underlying ideas, techniques or algorithms from the Software, except that the foregoing prohibitions will not apply to the extent that such activities may not be prohibited under the applicable law; (ii) remove, alter, cover or obfuscate any copyright notices or other proprietary rights notices placed or embedded on or in the Software; (iii) alter, modify, adapt or create derivative works of the Software; or (iv) sell, sublicense, rent, loan, lease, distribute or otherwise dispose of the Software as a stand-alone product. Notwithstanding anything to the

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MANUFACTURING SERVICES AGREEMENT

contrary contained herein, title to all Software will remain with Customer or its licensors. Except as expressly set forth herein, no other right or license is hereby granted by Customer, whether by implication, estoppel or operation of law.

3. PACKAGING AND SHIPMENT.

(a) Packaging and Shipment. All products or other deliverables hereunder will be packaged per accepted Customer Specification, properly labeled and shipped in the manner and to the destination specified by Customer in the purchase orders issued hereunder (including any Customer facilities, “Destination”). Paramit will deliver the products and any other deliverables hereunder [***]. Each such delivery must include the applicable certificate of conformance, in the form specified by Customer, describing all current requirements of the Customer’s Specifications and results of tests performed certifying that the product to be shipped has been manufactured, assembled, tested, controlled and released according to the Customer’s Specifications (“CoC”) and a packing list that references Customer’s applicable purchase order and contains the delivery date, quantity and part numbers of the products or other deliverables shipped. Paramit will properly package and handle all products and other deliverables per Customer packaging Specification, in conformance with good commercial practice, Customer’s instructions and other applicable industry standards, laws and regulations.

(b) Delay. If Paramit reasonably believes it will not likely meet the Delivery Date, Paramit will immediately notify Customer of such event.

4. PRODUCT SPECIFICATIONS; CHANGES

Paramit will not make any material changes to the Manufacturing Process, Customer’s Specifications, or any other production process, or the controlled process parameters or sources, types or grade classifications of materials used, with respect to any product (“Engineering Change”), without first obtaining written approval from Customer. Paramit will notify Customer of any problem which may adversely affect, or has already adversely affected, any product functionality, performance, manufacture, assembly or test, within business day after becoming aware of any such problem, and will submit to Customer any engineering data documenting such problem. In the event Customer believes an Engineering Change is required, Customer will provide Paramit all applicable documentation, Customer’s Specifications and the requested effective date of such Engineering Change, as provided in section 17.

5. QUALITY AND PRODUCT ACCEPTANCE.

(a) Quality Assurance. In accordance with signed Quality Agreement, Paramit will develop and maintain an on-going quality assurance and process control requirements and procedures to ensure that the products supplied hereunder meet the applicable Customer’s Specifications and quality standards, and provide relevant documentation to Customer for its review and approval. Paramit will track such performance using the accepted metrics provided by Customer from time to time, and upon request, Paramit will provide Customer its quality assurance trends and pareto data, reliability testing procedures and test results. During the term of this agreement and upon reasonable notice, Customer may audit such quality assurance program and Paramit’s manufacturing processes at Paramit’s facilities, at Customer’s expense. Due to Paramit’s confidentiality obligations, Customer’s personnel shall be escorted and confined to designated areas. In addition, Customer may, from time to time and upon reasonable notice, request modifications to such quality assurance and process control requirements.

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MANUFACTURING SERVICES AGREEMENT

(b) Rejection; Corrective Action. During the acceptance period for a product, Customer may inspect and test the product with the same identical test that is provided to Paramit for manufacture of product and may reject any product found not to conform to Customer’s Specifications or to be defective in materials or workmanship. The acceptance period for a product is a period of [***] days, beginning with receipt of the product by Customer. Products not rejected during the acceptance period are accepted; however, should failure(s) occur after acceptance but during the warranty period, product will be covered with warranty remedies outlined in this Agreement.

(c) Procedure. To reject a product, Customer must give to Paramit written notice during the acceptance period in accordance with Exhibit A, REPAIR / UPGRADE TERMS AND CONDITIONS. The notice must specify the nonconformity or defect. Customer shall obtain a return material authorization (RMA) number from Paramit, properly pack the product for shipping, display the RMA number on the shipping container, and ship the nonconforming or defective product to Paramit, which Customer may do freight collect. Paramit will promptly repair or replace rejected product, at Paramit’s option, and will deliver the repaired or replaced product freight pre-paid. If Paramit is unable to make the repair or replacement within a commercially reasonable period of time, Paramit will refund the price paid for such product or cancel the obligation to pay for such product.

(d) The provisions of this paragraph apply to the repaired or replaced product (for which there will be a like acceptance period and a like procedure for defects). Thus, if a product is rejected because of a defect and Paramit provides a replacement product, the acceptance period for the replacement product will start with Customer’s receipt of the replacement product.

(e) If Customer rejects product and returns it to Paramit under this section, but the product conforms to Customer’s Specifications and there is no defect, Customer will bear all the risk and expense associated with the return, including shipping expense both ways, plus Paramit’s customary charges for testing.

6. REPAIR AND REPLACEMENT AFTER ACCEPTANCE.

(a) Subject to the limitations set forth in this agreement, Paramit warrants to Customer that the products will be new and unused, and manufactured in accordance with the applicable Customer’s Specifications and Quality Assurance System and will be free from defects in workmanship.

(b) If any product has a defect in workmanship that manifests itself after Paramit’s shipment of the product and before the first anniversary of the date of such shipment, Paramit will repair or replace the product as defined in Exhibit A, and Paramit will pay for the shipping to return the product to Paramit and to re-send the repaired or replaced product to Customer in accordance with the terms and conditions set forth under section 7

(c) If Paramit is unable to repair or replace such product within [***], Paramit will refund the price paid for such product. Paramit’s obligation to repair or replace the product (or to refund the price) is conditioned on Customer’s making a claim in writing to Paramit no later than [***]. Paramit has no obligation with respect to a defect in workmanship that manifests itself after [***]. The obligations set forth in this paragraph are Paramit’s sole and exclusive obligations with respect to a defect in workmanship.

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MANUFACTURING SERVICES AGREEMENT

(d) Defects in materials will be covered by their respective manufacturers’ warranties. Customer will pay for shipping the product to Paramit and back to Customer. If Paramit is unable to repair or replace such product within [***], Paramit will refund the price paid for such product. Paramit’s obligation to repair or replace (or to refund the price) is conditioned on Customer’s making a claim in writing to Paramit no later than [***] after the defect in materials first manifests itself or [***] after the date of shipment, whichever comes first. Paramit has no obligation with respect to a defect in materials that manifest itself after the expiration of the component manufacturer warranty period. The foregoing warranty does not apply to materials supplied to Paramit by or at the direction of Customer. The obligations set forth in this paragraph are Paramit’s sole and exclusive obligations with respect to a defect in materials. Upon request, Paramit will assign to Customer rights under warranties made by suppliers of materials that are used in the product.

(e) Customer may, at its option and in accordance with signed Quality Agreement, issue a written Corrective Action Request (CAR) to Paramit

(f) Any item under warranty is covered in accordance with this section 6; Customer shall not reverse or short pay invoices for returned items, as this will create accounting issues.

(g) Customer will notify Paramit in advance of returning any products that may have been contaminated with hazardous materials. Customer will decontaminate all internal & external sections of products destined to return to Paramit, including tubes, waste tanks and other similar hazardous material pathways and remove all fluid and solid substances, as well as disposable parts from the device prior to return to Paramit. Customer will provide product identification information such as device serial number at the time of requesting RMA number.

(1)

Customer shall not return any instruments to Paramit that may be contaminated with viable biological agents, harmful quantities of hazardous chemicals, or radioactive materials. Customer understands and agrees that decontamination is critical to issues of health and safety. Customer represents and warrants to Paramit to perform and complete all decontamination requirements prior to returning any such product to Paramit.

(2)

Customer hereby assumes all responsibility and liability for, and shall defend and indemnify Paramit against injury or damage incurred by Paramit and its employees, contractors, and/or agents that result directly or indirectly from the Customer’s breach of this representation and warranty.

(3)	Customer accepts that Paramit has no obligation to repair, service, or transport any product if it is determined that the product is contaminated.

(4)	Customer shall comply with all applicable laws and regulations when returning any product to Paramit under this Agreement.

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MANUFACTURING SERVICES AGREEMENT

7. ADDITIONAL WARRANTY MATTERS.

(a) Subject to the limitations set forth in this agreement, Paramit warrants to Customer that:

(1) Title to each product will be good and transfer of title to Customer will be rightful. The foregoing warranty does not apply to materials supplied to Paramit by, or at the direction of, the Customer.

(2) Each product will be delivered free from any security interest or other encumbrance created by Paramit. The foregoing warranty does not apply to any security interest in favor of Paramit to secure an obligation of Customer to Paramit.

(3) Paramit will not infringe, misappropriate or otherwise violate any patent, copyright, trade secret, trade- mark, mask-work, or other intellectual property right of a third party in manufacturing, assembling or testing the products or performing the services hereunder. The foregoing warranty does not apply to any claim that is based, in whole or in part, on actions taken by Paramit that were required and necessary to comply with the applicable Customer’s Specifications.

(4) Paramit has the full power to enter into this agreement, to carry out its obligations under this agreement.

(5) Paramit’s compliance with the terms and conditions of this agreement will not violate any federal, state or local laws, regulations or ordinances or any third party agreements.

(b) Any warranty by Paramit against defects (whether set forth in this section, another section, or implied by law) and any obligation by Paramit to repair or replace product (or to refund the purchase price) does not apply to the following:

(1) Defects resulting from actions taken by Paramit that were required and necessary to comply with the applicable Customer’s Specifications.

(2) Defects resulting from use of Customer-provided test equipment or Customer-provided test software.

(3) Any product that has been misused, damaged, or altered after shipment or that is damaged in shipping, unless delivered by Paramit truck. Misuse includes improperly handling static-sensitive electronic devices or an attempt by Customer or a third party to repair the product.

(4) Materials consigned or supplied by, or purchased from unauthorized brokers at the direction of Customer.

(c) Paramit has no responsibility if Customer’s specifications fail to comply with any governmental regulation or industrial specification, or if the product manufactured to Customer’s specifications fails to meet the requirements of Customer’s customer or the end user.

(d) THE WARRANTIES MADE BY PARAMIT IN THIS AGREEMENT ARE THE SOLE AND EXCLUSIVE WARRANTIES OF PARAMIT. PARAMIT DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

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MANUFACTURING SERVICES AGREEMENT

8. CUSTOMER’S OPTION TO CANCEL OR MODIFY ORDER.

(a) On the terms set forth in this section and by giving Paramit more than [***] days’ written notice, Customer may cancel a purchase order for product or reduce the number of units of product in a purchase order in accordance with section 12.Customer will be liable for resulting excess materials and inventory.

(b) A reduction in the number of units of product in a purchase order is a modification of the purchase order. Customer may modify a purchase order other than by reducing the number of units of product only if Paramit accepts the modification. An engineering change order issued by Customer and accepted by Paramit is a modification of the purchase order for the product.

(c) If Paramit receives notice of cancellation or modification of a purchase order before Paramit orders any materials or incurs any expense for NRE’s, Customer may cancel or modify its purchase order without liability or charge.

(d) If Customer cancels or modifies a purchase order after Paramit orders any materials or incurs any expense for NRE’s, Paramit will use commercially reasonable efforts to reduce Customer’s liability, where possible by canceling or modifying orders. Subject to Paramit’s compliance with the foregoing, if Paramit cannot cancel, avoid or otherwise recover any expense for materials or NREs:

(1) Some or all the materials on hand or on order may thereby become Excess Materials. Customer will purchase all Excess Materials as set forth in section 9 of this agreement.

(2) Inventory of product on hand (including work in process) may become excess inventory. Customer will purchase all excess inventory in accordance with section 10 of this agreement.

(3) Customer will pay Paramit for that portion of the expense of the NRE’s that has been incurred at the time Paramit receives notice of cancellation or modification.

(4) In the case of a complete cancellation of an order or in the case of a reduction in the number of units of product, in each case, after Paramit incurs any expense for NREs, Customer will pay Paramit a cancellation fee equal to [***]% of the price set forth in the purchase order for the units of the product that have been cancelled. Pursuant to section 11, the cancellation fee may be reduced or waived if the purchase order is a Blanket PO.

(e) If Customer cancels or modifies a purchase order and there is work in process, Customer should specify in the notice of cancellation or modification whether Paramit should complete work in process or stop work. If Customer fails to so specify, Paramit may complete work in process or stop work as Paramit sees fit. Customer shall pay Paramit Product price stated on the PO, less steps that were not performed at the time of cancellation. For removal of doubt, if product price is $1000 and top level labor / test cost is $200, which were not yet performed at the time of cancellation, payment due to Paramit for such unit will be $800 per unit.

(f) Customer has no liability to Paramit for cancelling or modifying a purchase order beyond what is set forth in this Agreement.

9. LIABILITY FOR EXCESS MATERIALS.

(a) Customer acknowledges that the cost of materials ordered or purchased by Paramit based on minimum order quantity and lead time in accordance with Customer’s purchase orders, but not

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used or consumed in the manufacture of product, is to be borne by Customer. Customer acknowledges that such cost has not been included in Paramit’s quote to Customer and is not reflected in the price of the product.

(b) Once a month, Paramit will review Customer’s purchase orders and the materials on hand and on order that Paramit has allocated to manufacturing the product. If Paramit determines that it will not use or consume such materials for product that will be shipped within [***] days of Paramit’s review, those materials that Paramit determines that it will not so use or consume are referred to in this agreement as “Excess Materials.” Paramit’s determination of excess materials made in good faith is conclusive and binding on Customer. Customer will purchase excess materials from Paramit on request.

(c) Customer acknowledges that Paramit may order or purchase in good faith, based on Customer’s purchase orders, more materials to manufacture the product than will be used or consumed in the manufacture of the product, which can result in excess materials that Customer must purchase. For example, Paramit may have ordered more materials than are required to manufacture the product because of:

(1) Minimum order quantity or the package size for the materials (e.g., a package contains 12 parts and an order for 100 products requires 9 packages of parts).

(2) Parts come on reels or tapes (which are entirely non-returnable once the reel or tape has been broken).

(3) Safety stock required by Customer.

(4) Customer’s engineering change order, order reduction, or order cancellation may make materials obsolete, which will immediately result in such materials becoming excess materials.

(d) The term “Materials Cost” means the amount paid or payable (including freight, insurance, and sales or use tax) by Paramit to its suppliers for materials used or to be used for the product. Materials ordered pursuant to orders that are non-cancelable are part of excess materials. The term “Materials Cost” also includes restocking fees, freight, cancellation fees, and other charges by third parties associated with Paramit’s returning materials or cancelling orders for materials as well as any third-party fees or charges associated with disposing of materials that Paramit disposes on behalf of Customer.

(e) When Customer is obligated to purchase excess materials, Customer will pay Paramit an amount equal to the materials cost for such excess materials plus an amount equal to [***]% of such materials cost (“Excess Materials Purchase Price”).

(f) Paramit will use commercially reasonable efforts to mitigate Customer’s liability for excess materials to the extent allowed by suppliers or vendors but any imposed limitations on such mitigations will not reduce Customer’s liability for excess materials that have resulted from quantity reductions or cancellation. Where feasible, Paramit will:

(1) Reallocate materials that are part of excess materials to other Paramit jobs that, in Paramit’s sole discretion, could use such materials. In that event, Customer will have no liability to Paramit for the materials so reallocated. Customer acknowledges that materials that are custom-made for Customer will not be reallocated to other Paramit jobs and will constitute excess materials.

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(2) Return materials that are part of excess materials to Paramit’s suppliers to the extent permitted by the suppliers.

(3) Cancel orders for materials that are part of excess materials to the extent that orders are cancelable. Customer acknowledges that orders for materials that are custom for Customer are non-cancelable and such orders will be part of excess materials. Customer acknowledges that orders for materials that are not custom for Customer may none the less be non-cancelable and in that case such orders will be part of excess materials.

(g) Within [***] days of Paramit’s requesting Customer to purchase the excess materials and notifying Customer of the nature of the excess materials and the excess materials purchase price, Customer will issue its purchase order to purchase the excess materials for the excess materials purchase price. Payment terms are net [***].

(h) After the Customer has paid the excess materials purchase price, then, if Customer so requests, Paramit will deliver the excess materials to Customer at Customer’s expense. If Customer does not wish to take delivery of the excess materials, or if Customer fails to pay in a timely manner the excess materials purchase price, Paramit will store the excess materials for a period not to exceed [***] days from the date payment of the excess materials purchase price was due. All risk of loss to excess materials, whether shipped or stored by Paramit, will be borne by Customer. If Paramit notifies Customer to pick up excess materials being stored by Paramit and Customer fails to do so within [***] days of such notification, Paramit is permitted to destroy or otherwise dispose of the excess materials, but any such destruction or disposition shall have no effect on Customer’s liability for the excess materials purchase price or entitle Customer to any refund. Customer will pay Paramit a storage fee equal to [***]% of the excess materials purchase price for each month (or part thereof) that Paramit stores the excess materials after the date payment of the excess materials purchase price was due.

10. LIABILITY FOR EXCESS INVENTORY.

(a) Customer acknowledges that Paramit’s pricing of the product is based on shipping product promptly after manufacture and being paid in a timely manner.

(b) Once a month, Paramit will review Customer’s purchase orders and the product inventory (both finished goods and work in process) that Paramit has on hand. If Paramit determines that Paramit has product inventory on hand that Paramit will not ship within [***] days of Paramit’s review, that portion of the product inventory on hand that Paramit determines that it will not so ship is referred to in this agreement as “Excess Inventory.” Customer acknowledges that Customer’s modification or cancellation of its purchase order may result in part or all the product inventory on hand not being shipped within [***] days of such modification or cancellation and thereby becoming excess inventory that Customer must purchase. Paramit’s determination of excess inventory made in good faith is conclusive and binding on Customer. Customer will purchase excess inventory from Paramit on request.

(c) The term “excess inventory purchase price” means, with respect to excess inventory product that is finished goods, the price for the product set forth in the purchase order. The term “excess inventory purchase price” means, with respect to excess inventory product that is work in process, the price for the product set forth in the purchase order less the value of uncompleted work. The value of uncompleted work is the value of the test labor and assembly labor that have not been expended on the work in process. Paramit’s determination made in good faith of the value of uncompleted work is conclusive and binding on Customer.

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(d) Within [***] days of Paramit’s requesting Customer to purchase the excess inventory and notifying Customer of the nature of the excess inventory and the excess inventory purchase price, Customer will issue its purchase order to purchase the excess inventory from Paramit for the excess inventory purchase price. Payment terms are net [***].

(e) After Customer has paid the excess inventory purchase price, then, if Customer so requests, Paramit will deliver the excess inventory to Customer at Customer’s expense. If Customer does not wish to take delivery of the excess inventory, or if Customer fails to pay timely the excess inventory purchase price, Paramit will store the excess inventory for a period not to exceed [***] days from the date the excess inventory purchase price was due. All risk of loss to excess inventory, whether shipped or stored by Paramit, will be borne by Customer. If Paramit notifies Customer to pick up excess inventory being stored by Paramit and Customer fails to do so within [***] days of such notification, Paramit is permitted to destroy or otherwise dispose of the excess inventory, but any such destruction or disposition shall have no effect on Customer’s liability for the excess inventory purchase price or entitle Customer to any refund. Customer will pay Paramit a storage fee equal to [***]% of the excess inventory purchase price for each month (or part thereof) that Paramit stores the excess inventory after the date the excess inventory purchase price was due.

11. BLANKET P.O.

Blanket PO means a purchase order that has rolling [***] months demand of product(s) and spare parts (if applicable). Such demand will indicate monthly quantities of required products to be shipped to Customer. As the first month demand expires, Customer will add new demand to the [***] month of rolling demand window and update Blanket PO accordingly. Customer will issue “Blanket PO” to Paramit. Paramit will provide Blanket PO demand to suppliers to minimize risk factors but will procure materials per lead time and minimum order quantity (MOQ).

12. ORDER FLEXIBILITY

(a) Paramit welcomes increases in orders and or requests for earlier deliveries. Paramit will make reasonable efforts to accommodate such changes. Paramit will promptly investigate lead times, component availability, and possible expediting fees imposed by vendors (or other third parties) and will advise Customer of feasible delivery dates and increased costs, if any. The parties will negotiate an agreement for the increased number of units of product or accelerated delivery dates based on then prevailing market conditions, including lead times, component availability, and expediting fees. In negotiating such an agreement, Paramit will not seek to increase the price of the product except to pass through to Customer increases in materials costs, including any expediting fees and overtime charges for after hours or weekend work requests.

(b) Customer may defer delivery of product as follows but will accept material liability for parts that are purchased but cannot be cancelled or rescheduled:

Number of days prior to delivery date scheduled in the PO	% of quantities allowed to push out	Days allowed to push out
0-60	[***]	[***]
61-90	[***]	[***]
91-120	[***]	[***]
121+	[***]	[***]

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If delivery of units of product is deferred as permitted in this subsection, no further deferral of delivery of those units of product is permitted, but Customer may defer delivery of other units of product whose delivery has not been previously deferred.

(c) If, after Paramit orders any materials or incurs any expense for NRE’s, Customer reduces the number of units of product being purchased pursuant to a Blanket PO (or cancels the Blanket PO), the cancellation fee will be as set forth below (instead of the amount set forth in section 6 of this agreement):

Number of days prior to delivery date scheduled in the Balnket PO	Cancellation fee
0-60	[***]
61-90	[***]
91-120	[***]
121+	[***]

The cancellation fee is equal to the percentage set in the foregoing table multiplied by the price set forth in the purchase order for the units of the product that have been cancelled multiplied by the number of units that have been cancelled. The calculation of the cancellation fee is based on the original delivery date set forth in the Blanket PO and is not affected by the Customer’s deferral of delivery. The cancellation fee does not apply if the order is being cancelled or reduced by reason of being superseded by a new purchase order accepted by Paramit that does not result in excess materials or excess inventory. In addition to the cancellation fee, Customer is liable and will pay Paramit for any excess materials and excess inventory resulting from quantity reduction or cancellation; except for the cancellation fee, the Customer’s liability for excess materials and excess inventory is calculated as set forth in sections 8, 9, and 10 of this agreement.

(d) Paramit acknowledges Customer’s Product design or testing may require incorporating additional changes during the manufacturing process that will cause unanticipated delays and push out the original agreed ship dates. If Customer makes any such changes to Product design or testing that delay the original ship dates in any purchase order, then Customer shall pay to Paramit a progress payment for [***]% of Product price for the affected quantities, as described in table below:

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Description	Percentage
Quoted Product Price	[***]
*Material Cost	[***]
*CFT time and or plus labor (partial)	[***]
Total Progress Payment	[***]
Balance of labor and profit to be invoiced upon shipment	[***]

*	Ratio of Material Cost to CFT time / partial labor may vary among different Products; i.e. 70% Material Cost and 20% CFT / labor.

Customer will pay progress payment invoices: (i) net [***], if invoicing will be done within the PO due date or (ii) in [***] days, if invoicing will be done past the original net [***] payment due date. Once all the necessary product changes are completed and Customer is ready to receive the Product, Paramit will recoup the remaining [***]% of Product pricing upon shipment of the Product.

13. CONFIDENTIAL INFORMATION.

If Customer provides proprietary information to Paramit and marks such information as confidential or otherwise designates in writing that the information is to be treated confidentially as further defined herein, Paramit will treat the information with the same care as it treats its own proprietary information of a similar nature, will not use such proprietary information except to exercise its rights hereunder or perform its obligations hereunder, and will use reasonable efforts not to disclose such proprietary information to any third party. Paramit will take commercially reasonable precautions to prevent unauthorized disclosure, including, when Paramit has agreed in another writing to do so, requiring written nondisclosure agreements of its employees and limiting access to the information to those employees with a need to know the information. Without limiting the foregoing, Paramit will use at least the same degree of care which it uses to prevent the disclosure of its own confidential information of like importance (but in no event, less than a reasonable care), to prevent the disclosure of Customer’s proprietary information. Paramit will promptly notify Customer of any actual or suspected misuse or unauthorized disclosure of its proprietary information. This section does not apply: [***]. Paramit is permitted to comply with legal process that requires Paramit to disclose proprietary information. Paramit shall [***].

(a) Similarly, Customer shall not use, except to exercise its rights hereunder or perform its obligations hereunder, and will take commercially reasonable precautions to prevent disclosure to any third party of, any proprietary information provided to Customer and designated in writing to be treated confidentially as further defined herein pertaining to Paramit’s intellectual property existing as of the effective date of this agreement, as well as any future intellectual Property during the terms of this Agreement and proprietary information, which is defined as any proprietary information, knowledge and know how that is conceived, created, written, put to practice, designed and developed by Paramit and, constructed through hardware and software, including data collection, extraction, manipulation, compilation, presentation and reporting tools; know how such as automated, computerized, audio-visual instruction, assembly, verification and validation develop in connection with manufacturing, such as “vPoke” and “Spotlight in accordance with the terms and conditions of this section as applied to Customer as the receiving party, mutatis mutandis, so that each reference to “Paramit” in this section shall be deemed a reference to “Customer” and so that each reference to “Customer” in this section shall be deemed a reference to “Paramit”.

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*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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For purposes of this section, “proprietary information” means any information which is in written, graphic, machine readable or other tangible form and is marked “Confidential”, “Proprietary” or in some other manner to indicate its confidential nature. Proprietary information may also include oral information; provided that such information is designated as confidential at the time of disclosure and is reduced to writing within a reasonable time after its oral disclosure, and such writing is marked in a manner to indicate its confidential nature. Without limiting the foregoing, proprietary information of Customer includes the terms of this agreement and information and materials concerning the products, such as Customer’s Specifications, Intellectual Property and Customer’s business, plans, customers, software and technology

14. INSURANCE.

Paramit agrees to maintain in effect the following types of insurance while manufacturing, assembling and testing the product and while in possession of product inventory and while Paramit otherwise has responsibility for risk of loss of any products, Consigned Parts or Customer Property:

(a) Commercial general liability insurance with policy limits of $[***] for each occurrence and $[***] in the aggregate.

(b) Automobile liability with policy limits of $[***] for combined single limit.

(c) Workers’ compensation insurance as required by law. Paramit will provide evidence of insurance on request.

15. PAYMENT TERMS.

(a) Payment terms are net [***]. The price of the product is [***] (net of sales and use taxes, if any). All prices are in U.S. Dollars. Paramit will submit invoices to Customer upon shipment of the product. Each invoice will, at a minimum, refer to Customer’s purchase order number, part number, unit price, and total price. If Customer does not object to an invoice within [***] days from the date of the invoice, it is deemed correct. Customer will pay Paramit in full no later than [***] days from the date of Paramit’s invoice to Customer. If any sales or use tax applies to the sale or other disposition of product or materials or inventory, Customer will pay the tax; provided, however, if Paramit has the legal obligation to collect any such taxes, then such amount will be itemized and added to Customer’s invoice and will be paid by Customer, unless Customer provides Paramit with a valid tax exemption certificate authorized by the appropriate taxing authority. Customer acknowledges that sales tax may be incurred by scrapping materials or inventory.

(b) If Customer does not wish to take delivery of product, and if Paramit agrees, in its sole discretion, to bill and hold, Paramit will transfer the product to an area on Paramit’s premises that is segregated from Paramit’s manufacturing inventory. Upon such transfer, Customer will be liable to pay for the product as though it were delivered to Customer. Paramit will store the product for a period not to exceed [***] days from the date the product would otherwise have been shipped. All risk of loss to such product will be borne by Customer. Customer will sign an acknowledgment in a form requested by Paramit that title to the product passes to Customer, risk of loss to the product passes to Customer, and Customer is liable for the purchase price notwithstanding that delivery has not been made to Customer’s location.

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(c) If Customer fails to pay an invoice within [***] days after payment is first due, Paramit may suspend work on the product for which payment is overdue. If Customer fails to pay an invoice within [***] days after payment is first due, Paramit may suspend work on all purchase orders submitted and Customer shall be in breach of this agreement. Any sum owing to Paramit by Customer will bear interest at the rate of [***]% per month, compounded monthly, from the date due until paid. A breach of this agreement by Customer is a breach by Customer of each other agreement with Paramit.

(d) In the event of Customer’s breach, Paramit is entitled to all remedies allowed by this agreement or by law. Among other things, Paramit may cancel all further obligations to Customer to manufacture or sell the product or to provide services.

(e) To secure payment of all sums owing to Paramit under this agreement, Customer grants Paramit a security interest in all goods held by Paramit for Customer under this agreement. In such case, Paramit will halt performance of any Services and or stop further product shipments until all sum owing to Paramit are fully paid.

16. BOOKS RECORDS AND AUDIT

Paramit will keep complete Product records in accordance with the signed Quality Agreement.

17. ENGINEERING CHANGE ORDER (ECO) MANAGEMENT

To eliminate potential ambiguity, facilitating clear and effective ECO management, Paramit and Customer agree to the following steps:

(1)	Customer provides complete engineering ECO package to Paramit.

(2)

Paramit will review materials on hand, inventory, WIP, FGI, orders with suppliers, shipment schedules and provide impact analysis, which will also include any required WIP rework charges, if any. Paramit will complete such analysis within [***] days after receipt of Customer’s ECO package. Such analysis will include: (a) the earliest date on which such proposed change may be implemented; (b) the cost and effect of such proposed change to on-hand materials, on-order materials and work in process; (c) the impact of such proposed change upon existing product pricing and shipment schedules; and (d) all other issues related to such engineering change.

(3)	Customer accepts outcome of ECO impact analysis in writing, prior to ECO implementation.

(4)	Upon receipt of written approval from Customer, Paramit will proceed with ECO implementation.

(5)	Customer will provide updated product purchase order(s), reflecting new revision within [***] days.

(6)	Customer will issue PO for obsoleted components and required rework (if any) within [***] of ECO impact analysis acceptance.

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18. THIRD-PARTY PURCHASE ORDERS.

Customer may wish to designate a third party to purchase the product and to have such third party purchase the product directly from Paramit. Paramit will not accept a purchase order for product from a third party unless Customer makes a written request and by doing so, Customer accepts financial responsibility for the third party’s obligations to Paramit.

19. INTELLECTUAL PROPERTY and GRANT OF MANUFACTURING RIGHTS.

(a) Background IP. It is acknowledged and understood that the pre-existing inventions, discoveries and technologies of Paramit and Customer as of the effective date of this agreement are their separate property and are not affected by this Agreement.

(b) New IP. The Parties agree that all inventions (whether or not patentable) that are specific to the Customer’s product or the services performed for Customer or that were made with Customer’s Confidential Information (collectively, the “Customer IP”) shall be the sole and exclusive property of Customer. Paramit hereby assigns, and agrees to assign, to Customer Paramit’s entire right, title and interest in and to the Customer IP. Paramit agrees to cooperate fully with Customer in the process of securing and enforcing Customer’s rights to the Customer IP at Customer’s request, and Customer shall compensate Paramit for Paramit’s reasonable expenses incurred as a result thereof. Customer acknowledges that Customer IP does not include any intellectual property rights (a) that are of general applicability to manufacturing products other than Customer’s products or that (b) were conceived, generated, made, or reduced to practice by Paramit without any use of any Confidential Information of Customer. For removal of doubt, all IP owned by Paramit in any manufacturing processes will continue to be owned only by Paramit. No such IP will be transferred to, owned by, or licensed to Customer. Paramit shall retain ownership of its Background IP, regardless of whether or not such Background IP is used to manufacture Customer Products.

(c) The grant of rights in this section only applies to the manufacture, use, and sale of product for which

(1) The Customer has submitted a purchase order that has been accepted by Paramit or

(2) A third party has submitted a purchase order that has been accepted by Paramit at Customer’s written request.

(d) If the product, or any part thereof, is protected by patent owned and controlled by Customer, Customer grants Paramit a non-exclusive, non-transferable, non-sublicenseable right to make, use, and sell any product protected by such a patent only to the extent necessary for Paramit to perform its obligations under this agreement on behalf of Customer. Except with respect to Software (which is addressed under section 2(e), if the product, or any part thereof, is protected by copyright, Customer grants Paramit a non-exclusive, non-transferable, non-sublicenseable right to reproduce the copyrighted work, to prepare derivative copies based on the copyrighted work, to distribute copies of the copyrighted work, and to perform or display the copyrighted work only to the extent necessary for Paramit to perform its obligations under this agreement on behalf of Customer. If the product or any part thereof, is protected by trademark, trade secret, or other intellectual property rights, Customer grants Paramit a non-exclusive, non-transferable, non-sublicenseable right to make, use, and sell product that uses such intellectual property rights only to the extent necessary for Paramit to perform its obligations under this Agreement on behalf of Customer. The grant of manufacturing rights will also extend to parts or components of the product that Paramit should order through sub-tier vendors, such as FAB, cable assemblies, sheet metals, plastics and other required custom parts.

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(e) Customer represents and warrants that Customer has the right, power, and authority to grant such rights to Paramit. Paramit acknowledges that Customer hereby reserves all rights except those expressly granted herein, and that no right or license will arise by implication, estoppel or otherwise by operation of law. Paramit shall not reverse engineer, or decompile any software provided by Customer unless expressly authorized to do so in writing by Customer.

20. LIMITATION ON LIABILITY.

In no event, whether as a result of breach of contract, breach of warranty, tort (including active or passive negligence), strict liability, product liability, or otherwise, will either party be liable to the other party for any [***] In no event shall Paramit’s liability to the Customer, its successors or assigns under this agreement exceed [***]. The statute of limitations for an action by Customer for breach of warranty or for other claim with respect to product is [***] years from the date of shipment of the product (i.e., an action must be filed before the [***] anniversary of the date of shipment).

21. COMPLIANCE WITH LAWS AND REGULATIONS

(a) Compliance with Laws and Regulations. Paramit shall comply with all laws and regulations applicable to the manufacturing of products and/or the materials in jurisdictions in which (a) Paramit manufactures such products and/or the materials; (b) Responsibility. Subject to section 21(a), to the extent covered by Customer Specifications, Paramit shall be responsible for providing regulatory agencies and standards organizations with proof of compliance to the requirements in section 21(a) for each product and, as applicable, for materials associated with such product. Paramit shall mark the products and, as applicable per Customer Specifications, the materials with regulatory, safety and standards organizations marks which signify compliance with the requirements of those organizations. If applicable, upon request by Customer, Paramit shall provide Customer with a copy of each report issued by the foregoing agencies and organizations related to compliance testing and approvals for products and materials. Customer will obtain the prior approval of the relevant agencies or organizations prior to implementing any change that may affect the compliance status of any product previously approved by such agency or organization, including 510K, RoHs, REACH and similar agency approvals. Customer shall provide any and all assistance requested by Paramit for compliance relevant to such agencies and organizations. In addition to the foregoing, Paramit agrees to notify Customer in writing of any change it proposes to make to any product that affects its performance, quality or reliability.

22. TERM AND TERMINATION

(a) Term. Unless terminated earlier as provided herein, this agreement shall have a term of 3 year commencing from the effective date of this agreement (“Initial Term”). This agreement shall be automatically renewed for additional successive 1 year periods (each a “Renewal Term”), unless written notice of non-renewal is received by the other party no later than [***] days prior to the expiration of the then current term. The Initial Term and all Renewal Terms shall be collectively referred to as “Term.”

(b) Termination for Convenience. Customer may terminate this agreement or any project order accepted by Paramit hereunder upon [***] days’ written notice to Paramit.

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(c) Termination for Cause. Either party may terminate this agreement or any project order accepted by Paramit hereunder if the other party breaches any material provision of this agreement or the Particular Purchase Order Terms, as the case may be, and fails to cure such breach within [***] days after receiving written notice from the non-breaching party describing such breach.

(d) Survival of Rights and Obligations. Upon termination or expiration of this agreement, (i) sections shall survive such termination or expiration; and (ii) all purchase order(s) accepted by Paramit prior to the expiration or termination of this agreement shall be fulfilled, subject to the terms of this agreement.

(e) Return of Proprietary Information Upon Termination. Upon termination or expiration of this agreement, each party shall promptly return all documents and other tangible objects containing or representing proprietary information of the other party, and all copies thereof which are in the possession of the other party (except only to the extent reasonably necessary to exercise such party’s rights under this agreement that survive after expiration or termination). If requested by the other party, each party shall provide the other party with written certification (by an authorized officer of such party) of compliance with the foregoing obligations.

23. INDEMNIFICATION.

(a) Customer Indemnity. Customer agrees to defend and indemnify Paramit and its employees against any liability (including attorney’s fees, interest, and penalties), and to hold Paramit and its employees harmless against any loss or expense (including attorney’s fees, interest, and penalties), arising out of a claim of a third party that is based on Paramit’s compliance with Customer’s Specifications. The foregoing indemnification obligation applies to, among other things, any claim that the product infringes a patent, copyright, trade secret, trademark, maskwork, or other intellectual property right of a third party, any claim that the manufacture, shipment, or use of the product violates any law, including a statute or regulation, and any claim that the product is unsafe or unreasonably dangerous or negligently caused personal injury or property damage

(b) Paramit Indemnity. Paramit agrees to defend and indemnify Customer and its officers, directors, employees, contractors, agents, resellers, distributors or customers against any liability (including attorney’s fees, interest, and penalties), and to hold Customer and its officers, directors, employees, contractors, agents, resellers, distributors or customers harmless against any loss or expense (including attorney’s fees, interest, and penalties), arising out of a claim of a third party based on (i) failure of the products to meet Customer’s Specifications;(ii) the gross negligence or intentionally wrongful acts; or (iii) any breach by Paramit of its representations, warranties or covenants under this agreement.

(c) Procedure. Any person claiming indemnification under this section 23 (each an “Indemnitee”) shall notify the Party providing such indemnity (“Indemnitor”) in writing of any alleged claim, damage, liability, or other action (individually or collectively, “Liability”) in respect of which the Indemnitee intends to claim indemnification hereunder. The Indemnitor shall have the sole right to control the conduct of any action, defense, or other proceeding, including settlement, in respect of indemnification sought hereunder for any Liability; provided that the Indemnitor will not make any admission of fault or attempt to settle any claim in respect of a Liability without the Indemnitee’s prior written consent, which consent will not to be unreasonably withheld or delayed. The

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Indemnitee shall cooperate fully with the Indemnitor and its legal representatives in the investigation and conduct of any action, defense, settlement, or other proceeding covered by this section 23, at the Indemnitor’s expense, and the Indemnitee will have the right to participate, at its own expense, with counsel of its own choosing in the defense or settlement thereof.

24. FORCE MAJEURE.

A party to this agreement is excused from liability for non-performance or for delay in performance if such non-performance or delay is caused by a force beyond the reasonable control of the party and if such party is unable to overcome the effect of the force on non-performance or delay by the exercise of due diligence at reasonable cost. Such a force includes [***]. The foregoing applies whether the force affects a party to this agreement or a third party (such as a supplier or freight carrier). Financial inability of a party to perform, no matter what the cause of such inability, is not excused by this paragraph. A party claiming excuse under this paragraph shall promptly notify the other party of the force causing non-performance or delay and the probable duration.

25. MISCELLANEOUS.

(a) This agreement, including any exhibits to this agreement that are identified on the signature page to this agreement, along with the particular purchase order terms set forth in a purchase order accepted by Paramit, constitutes the final and complete expression of the agreement of the parties with respect to its subject matter. There are no promises, restrictions, representations, warranties, arrangements, or understandings other than those expressly set forth in this agreement. This agreement supersedes all terms on any purchase order related to the product concurrently or hereafter accepted by Paramit (including those for NRE’s or for purchase of excess materials or excess inventory) except the particular purchase order terms. This agreement supersedes any prior negotiations, understandings, quotations, or agreements, whether written or oral, between the parties with respect to its subject matter and may not be contradicted by evidence of any prior or contemporaneous statements or agreements.

(b) This agreement may be amended only by a writing signed by the parties to this agreement.

(c) There are no conditions to the effectiveness of this agreement that are not expressed on the face of this agreement.

(d) The parties acknowledge that they have independently negotiated the provisions of this agreement, that they have relied upon their own counsel as to matters of law, and that neither party has relied on the other party with regard to such matters. This agreement shall be construed as a whole, according to its fair meaning, and without consideration as to which party drafted this agreement or any part of it. California Civil Code §1654 shall not be applied to construe this agreement, and in the event of a dispute, no provision of this agreement shall be construed in favor of or against any party by reason of such party’s contribution to the drafting of this agreement.

(e) Unless this agreement expressly provides otherwise, a reference in this agreement to “days” is a reference to calendar days and a reference in this agreement to a number of days is a reference to that number of consecutive calendar days. A “business day” is any day that is not a Saturday, Sunday, or other optional bank holiday listed in California Civil Code §7.1 except Good Friday. If the time for any act to be performed under this agreement falls on a day that is not a business day, the time for performing such act is extended to 5:00 P.M. of the first day following such time that is a business day.

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(f) This agreement shall be governed by, and construed in accordance with, California law applicable to transactions taking place entirely within California and affecting solely California residents whether or not any part of this agreement is to be performed outside California and whether or not any party to this agreement is not a California resident.

(g) The parties may execute this agreement by signing one copy of this agreement or by signing duplicate copies of this agreement, and in the latter case, all of the signed copies will collectively constitute one and the same agreement, and each signed copy will be deemed an original. The parties may execute this agreement by one or more parties signing one counterpart of this agreement and one or more parties signing one or more other counterparts of this agreement, and the signed counterparts will collectively constitute one and the same agreement, and each signed counterpart will be deemed an original. Delivery by a party of the signature page to a counterpart of this agreement that has been signed by the party is the same as the party’s delivery of a signed counterpart of this agreement. In proving this agreement when it has been executed in counterparts, a party must prove only that the party to be charged has signed a counterpart of the agreement. Delivery by facsimile transmission or by electronic transmission of an image of a signed counterpart of this agreement or an image of a signed signature page to this agreement is the same as delivery by hand of an identical document bearing an original ink signature.

(h) The captions of the sections and other headings contained in this agreement are for convenient reference only, and the words contained in such captions or headings do not control or affect the meaning of the provisions that follow.

(i) A waiver of any term or condition of this agreement in one or more instances shall not be construed as a general waiver by the party waiving the condition, who shall be free to insist on future compliance with such term or condition. A waiver of any provision of this agreement must be in writing and signed by the party to be charged with the waiver.

(j) Nothing in this agreement constitutes a partnership or joint venture between the parties hereto or constitutes any party the agent or employee of the other party for any purpose whatsoever. Neither party has authority to contract in the name of the other or otherwise to act to bind the other for any purpose.

(k) Except as this agreement may expressly provide otherwise, there are no third party beneficiaries of this agreement. The parties to this agreement may freely modify or rescind this agreement by an agreement signed by both parties without consent from any other person and without regard to the effect on any other party.

(I) In the event of any litigation by the parties to this agreement concerning this agreement or transactions under this agreement, the prevailing party shall be awarded all costs of litigation, including attorney’s fees and charges for the preparation and trial of the action and for any appeals, expert witness fees, trial and appellate court costs, and deposition and trial transcript expense.

(m) Cost of materials and components are based on quote(s) provided to Customer and after acceptance via issuing PO for product(s), such materials costs will be entered into Paramit

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system as “standard cost”. Subsequently, if any new part is added to the Bill of Material (BOM), Paramit will have to quote it by employing provided quantity usage at the time. Similarly, Paramit will purchase materials from Customer based on established “standard cost” and not necessarily the cost Customer might have paid for at higher volume than purchase orders placed with Paramit.

(n) Paramit may purchase Customer owned Materials / Excess Materials, solely based on demand consumption rate of issued POs to Paramit and will pay Customer accordingly. Paramit solely, at its discretion may choose to transfer Customer’s usable, non-obsolete Materials / Excess Materials to a consigned warehouse, designated to Customer at Paramit; the consigned warehouse is netable against Materials Requirement Planning (MRP) and will prompt Paramit to use such Materials / Excess Materials for any new demand. Paramit system will record transaction usage; Purchase Orders will be issued to Customer monthly.

(o) Customer to place spare orders at the same time as ordering products to prevent Price Purchase Variance (PPV) and shipment delays due to lead time issues. In the absence of a spares forecasting process, both parties agree to develop such process. Paramit shall not be expected to sell Components that are designated for the manufacture of the products; as such requests may adversely affect product delivery dates and prevent Paramit from realizing planned revenue.

(p) Cost Reductions. If Paramit efforts lead to cost reductions, [***]. For significant cost savings projects, Paramit will submit to the Customer a proposal which outlines the anticipated material cost reduction in advance of pursuing the cost reduction project. The proposal should include at least the following elements: (A) parts to be impacted; (B) timeline for implementation; (C) expected cost reduction value; and (D) cost, if any, to implement the cost reduction (e.g., NRE expenses, tooling, etc.). If Paramit, implements such a cost reduction proposal, the savings will be calculated starting on the date of such implementation. For all other cost savings projects, Paramit shall report any cost reduction proposals to Customer on a calendar quarterly basis, and if Paramit achieves any cost reduction in a given calendar quarter, then the cost savings shall be implemented in the subsequent calendar quarters, and shall be reflected in future purchase orders after depletion of any materials purchased at a higher cost or inventory buy down by the Customer. If cost savings result from Customer efforts, such as BOM or design changes Customer will be entitled to the resulting savings, after a) depletion of inventory purchased at higher price or b) Customer has paid Paramit for such cost difference.

(q) To the extent permitted by applicable law, neither party or their agents shall directly or indirectly accommodate, solicit, or approach the other party’s personnel for recruitment, unless he/she had no longer been working for the party for [***]. Nothing herein will be construed to prohibit Customer and its affiliates from placing advertisements for employment or hire that are aimed at the public at large.

Form: SAL-F-0024 Rev 04	Printed 4/15/2016 1:12 PM	Page 21 of 23

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

MANUFACTURING SERVICES AGREEMENT

Paramit HR Acknowledgement		Customer HR Acknowledgement
Name and Title:	Rick Kent CFO	Name and Title:	John Mack, CFO
Signature and Date	/s/ Rick Kent 4/15/16	Signature and Date	/s/ John Mack, 04/15/2016

(r) Customer shall identify any hazardous materials on their BOMs or inform Paramit of such items, so that Paramit can take necessary measures to ensure the safety of personnel that will come in contact with such materials. Hazardous materials are materials that are radioactive, flammable, explosive, corrosive, oxidizing, asphyxiating, bio-hazardous, toxic, pathogenic, reagent, or allergenic as it pertains to state and local regulations, referencing CFR49 172.101 and CFR49 171.8.

(s) This agreement may not be transferred or assigned by either party without the prior written consent of the other party. Notwithstanding the foregoing, both parties may, without other party’s prior written consent, assign or transfer this agreement to a successor of all or substantially all of both parties’ assets, stock or business to which this agreement relates (whether by sale, acquisition, merger, change of control, operation of law or otherwise). Subject to the foregoing, this agreement shall be binding on, inure to the benefit of, and be enforceable by the parties and their respective heirs, successors and valid assigns. Any attempted assignment or transfer in violation of this section will be null and void.

Form: SAL-F-0024 Rev 04	Printed 4/15/2016 1:12 PM	Page 22 of 23

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

MANUFACTURING SERVICES AGREEMENT

IN WITNESS WHEREOF, the parties have signed and delivered the foregoing manufacturing service agreement between Paramit and Customer.

Paramit Corporation (company name)	Outset Medical, Inc. (company name)

Rick Kent (print name of signatory)	Jeff Mack (print name of signatory)

CFO (title of signatory)	CFO (title of signatory)

/s/ Rick Kent (signature)	/s/ Jeff Mack (signature)

04/15/2016 (date)	04/15/2016 (date)

Exhibits: A -REPAIR / UPGRADE TERMS AND CONDITIONS

Form: SAL-F-0024 Rev 04	Printed 4/15/2016 1:12 PM	Page 23 of 23